SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                        (Amendment No. _)
                      ______________________

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Materials Pursuant to ss.ss 240.14a-11(c) or ss.ss 240.14a-12

                     FRENCH FRAGRANCES, INC.
         (Name of Registrant as specified in its Charter)


(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(20) or
    Item 22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          ____________________________________________________________________
    (2)   Aggregate number of securities to which transaction applies:
          ____________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ____________________________________________________________________
    (4)   Proposed maximum aggregate value of transaction:
          ____________________________________________________________________
    (5)   Total fee paid:
          ____________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid: ________________________________________
    (2)   Form, Schedule or Registration No.: ____________________________
    (3)   Filing Party: __________________________________________________
    (4)   Date Filed: ____________________________________________________

                    FRENCH FRAGRANCES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  To be Held on June 16, 2000


     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of Shareholders of French Fragrances, Inc. (the "Company") will be held on Friday, June 16, 2000 at 10:30 a.m., Eastern Standard Time, at the Company's principal executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, for the following purposes, as described in the attached proxy statement:

     1. To elect a board of six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the Annual Meeting in person, we urge you to please complete, date and sign the enclosed proxy card and return it in the envelope provided for that purpose.

                                  By Order of the Board of Directors


                                  OSCAR E. MARINA
                                  Secretary


Miami, Florida
May 5, 2000


YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                    FRENCH FRAGRANCES, INC.
                   _________________________

                        PROXY STATEMENT
                   _________________________


                 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON JUNE 16, 2000

General

    This Proxy Statement has been prepared and is furnished by the Board of Directors of French Fragrances, Inc. (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, at 10:30 a.m., Eastern Standard Time, on June 16, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

    It is anticipated that the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000, definitive copies of this Proxy Statement and the accompanying form of proxy card will be mailed to shareholders on or about May 12, 2000. The Annual Report is not to be regarded as proxy soliciting material.

    The Company was organized in Florida in 1960 and, until the November 30, 1995 merger (the "Merger") of a privately-held Florida corporation named French Fragrances, Inc. ("FFI") with and into the Company, was known as Suave Shoe Corporation. Prior to the Merger, the Company had been engaged in the manufacture and importation of casual, athletic and leisure footwear. Following the Merger, the Company, as the surviving corporation, changed its name to "French Fragrances, Inc." and management of FFI became the management of the Company. Since the Merger, the Company's principal business operations consist of the business operations previously conducted by FFI, which is the manufacture and marketing of prestige fragrances and related skin treatment and cosmetic products.

Outstanding Shares and Voting Rights

    Only shareholders of record of the Common Stock, $.01 par value (the "Common Stock") on the books of the Company at the close of business on April 17, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 13,262,551 shares of Common Stock entitled to vote on each matter to be presented at the Annual Meeting. Holders of the Common Stock have one vote per share on all matters. No other class of stock of the Company has voting rights.

    A majority of the shares of Common Stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on a matter at the Annual Meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's Bylaws provide that the affirmative vote of a majority of the shares of the voting stock represented, in person or by proxy, and entitled to vote on a matter at a meeting in which a quorum is present shall be the act of the shareholders, except as otherwise provided by law. The Florida Business Corporation Act provides that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no legal effect on whether a nominee for director is elected, but will have the same effect as votes against the ratification of the appointment of Deloitte & Touche, LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001.

    As of April 17, 2000, the directors and executive officers of the Company (including companies under their control) beneficially owned approximately 41.7% of the Common Stock. The aggregate beneficial ownership of such persons permits them to have effective control of the Company and to direct the management and affairs of the Company.

    Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all of the nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 2001, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting.

    You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope. Each shareholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

        SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth, as of April 17, 2000: (i) the ownership of Common Stock by all persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the beneficial ownership of Common Stock, Series B Convertible Preferred Stock of the Company, $.01 par value ("Series B Convertible Preferred"), and Series C Convertible Preferred Stock of the Company, $.01 par value ("Series C Convertible Preferred"), by (a) directors and nominees (listed by name) of the Company, (b) the Company's chief executive officer and its four other most highly compensated executive officers for the fiscal year ended January 31, 2000, and (c) all directors and executive officers of the Company as a group, without naming them.

                                COMMON STOCK             SERIES B CONVERTIBLE PREFERRED
                       ------------------------------    ------------------------------
                       AMOUNT AND NATURE   PERCENTAGE    AMOUNT AND NATURE   PERCENTAGE
NAME AND ADDRESS OF    OF BENEFICIAL       OF THE        OF BENEFICIAL       OF THE
BENEFICIAL OWNER(1)    OWNERSHIP(2)        CLASS(2)      OWNERSHIP           CLASS
Rafael Kravec(3)(5)      2,169,890           16.3%           3,889              1.5%

E. Scott Beattie(4)(5)     978,045            7.0            5,961              2.2

Gretchen Goslin(6)          60,927              *               --               --

Paul West(7)                38,599              *               --               --

William J. Mueller(8)       61,180              *               --               --

Oscar E. Marina(9)          53,189              *               --               --

J.W. Nevil Thomas(10)      133,486            1.0            7,919              3.0

Fred Berens(11)            835,253            6.3               --               --

Richard C.W. Mauran(12)  2,139,964           15.0          100,279             37.7

George Dooley(13)           38,500              *               --               --

Fragrance Marketing
 Group, Inc.(14)         1,112,727            7.7

SAFECO Corporation(15)   1,143,350            8.3

All directors and
 executive officers
 as a group
 (10 persons)(16)        6,384,033           41.7          118,048             44.4

(RESTUBBED TABLE FROM ABOVE)
                          SERIES C CONVERTIBLE PREFERRED
                          ------------------------------
                          AMOUNT AND NATURE   PERCENTAGE
NAME AND ADDRESS OF       OF BENEFICIAL       OF THE
BENEFICIAL OWNER(1)       OWNERSHIP(2)        CLASS
Rafael Kravec(3)(5)           8,835              1.7%

E. Scott Beattie(4)(5)        9,185              1.8

Gretchen Goslin(6)            3,220                *

Paul West(7)                  2,765                *

William J. Mueller(8)         3,220                *

Oscar E. Marina(9)            3,222                *

J.W. Nevil Thomas(10)        11,682              2.3

Fred Berens(11)                  --               --

Richard C.W. Mauran(12)     131,518             25.7

George Dooley(13)                --               --

Fragrance Marketing
 Group, Inc.(14)                 --               --

SAFECO Corporation(15)           --               --

All directors and
 executive officers
 as a group
(10 persons)(16)            173,647             34.6

----------------
* Less than one percent of the class.

(1)  The address of each of the persons shown in the above table other than Messrs.
     Thomas and Mauran, Fragrance Marketing Group, Inc. ("FMG"), and SAFECO
     Corporation is c/o French Fragrances, Inc., 14100 N.W. 60th Avenue, Miami
     Lakes, Florida 33014.  The address of Mr. Thomas is Scotia Plaza, 40 King
     Street W., Suite 4712, Toronto, Canada M5H 3Y2.  The address of Mr. Mauran is
     31 Burton Court, Franklins Row, London SW3, England.  The address of FMG is
     7445 N.W. 12th Street, Miami, Florida 33126.  The address of SAFECO
     Corporation is SAFECO Plaza, Seattle, Washington 98185.

(2) Includes, where applicable, shares of Common Stock issuable upon the conversion of Series B Convertible Preferred, Series C Convertible Preferred and 7.5% Convertible Debentures Due 2006 ("7.5% Convertible Debentures"), and upon the exercise of warrants and of options to acquire Common Stock
     ("Options"), held by such persons which may be converted or exercised within 60 days after April 17, 2000. A total of 7.12 shares of Common Stock are issuable upon conversion of one share of Series B Convertible Preferred at a conversion price of $3.30 per Common Stock share. One share of Common Stock is issuable upon

                                   2

     conversion of one share of Series C Convertible Preferred at a conversion price of $5.25 per Common Stock share.  The 7.5% Convertible Debentures are convertible into shares of Common Stock at $7.20 per share.  Unless otherwise indicated, the Company believes that all persons named in the table above have sole voting power and investment power with respect to all shares of Common
     Stock, Series B Convertible Preferred and Series C Convertible Preferred
     beneficially owned by them.

(3)  The Common Stock includes (i) 2,133,365 shares of Common Stock owned by Mr.
     Kravec, including 1,000 shares which are owned by Mr. Kravec's daughter and as to which he disclaims beneficial ownership, (ii) 27,690 shares of Common Stock issuable  upon the conversion of Series B Convertible Preferred owned by
     National Trading Manufacturing, Inc., a corporation which is controlled by Mr.
     Kravec ("National Trading"), and (iii) 8,835 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred owned by National
     Trading.

(4)  The Common Stock includes (i) 111,887 shares of Common Stock owned by Mr.
     Beattie, (ii) 624,167 shares of Common Stock issuable upon the exercise of
     Options, (iii) 42,442 shares of Common Stock issuable upon the conversion of
     Series B Convertible Preferred, (iv) 9,185 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred, (v) 1,163 shares of
     Common Stock issuable upon conversion of 7.5% Convertible Debentures, and (vi)
     the shares of Common Stock referred to in Note (5).  The Common Stock also includes 64,201 shares of Common Stock owned by E.S.B. Consultants, Inc.
     ("ESB"), a company that until September 1997 was controlled by Mr. Beattie, and as to which he disclaims beneficial ownership.

(5)  The Common Stock includes 125,000 shares of Common Stock which Mr. Beattie has an option to purchase.

(6)  The Common Stock includes (i) 31,040 shares of Common Stock owned individually by Ms. Goslin, (ii) 26,667 shares of Common Stock issuable upon the exercise of Options, and (iii) 3,220 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred.

(7) The Common Stock includes (i) 2,500 shares of Common Stock owned individually by Mr. West, (ii) 33,334 shares of Common Stock issuable upon the exercise of Options, and (iii) 2,765 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred.

(8)  The Common Stock includes (i) 31,293 shares of Common Stock owned individually by Mr. Mueller, (ii) 26,667 shares of Common Stock issuable upon the exercise of Options, and (iii) 3,220 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred.

(9)  The Common Stock includes 46,667 shares of Common Stock issuable upon the exercise of Options and 3,222 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred.  The remaining 3,300 shares of
     Common Stock are owned by Mr. Marina together with his spouse as joint tenants with right of survivorship.

(10) The Common Stock includes 37,624, 2,872, 2,784 and 36 shares of Common Stock owned by Mr. Thomas, his spouse, four trusts for the benefit of his children and for which he serves as a trustee (the "Thomas Trusts") and Nevcorp, Inc., a corporation controlled by Mr. Thomas ("Nevcorp"), respectively.  The Common
     Stock also includes 241, 53, 2,044 and 54,046 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred owned by Mr. Thomas, his spouse, the Thomas Trusts and Nevcorp, respectively.  The Common Stock also includes 11,682 shares of Common Stock issuable upon the conversion of Series
     C Convertible Preferred owned by Nevcorp and 22,500 shares of Common Stock
     issuable upon the exercise of Options owned by Mr. Thomas.   Mr. Thomas
     disclaims beneficial ownership as to the shares of Common Stock owned or issuable upon the conversion of Series B Convertible Preferred Stock owned by
     Mr. Thomas' spouse and the Thomas Trusts.

(11) The Common Stock includes (i) 736,920 shares of Common Stock, (ii) 22,500 shares of Common Stock issuable upon the exercise of Options, and (iii) 75,833 shares of Common Stock issuable upon conversion of 7.5% Convertible
     Debentures.

(12) The Common Stock includes 911,579, 115,441, 127,768 and 6,210 shares of Common
     Stock owned by  Euro Credit Investments Limited, a company controlled by Mr.
     Mauran ("Euro Credit"), Devonshire Trust, a trust of which Mr. Mauran is a trustee ("Devonshire"), Bed B.V.I. Corp., a company controlled by Mr. Mauran
     ("Bed B.V.I."), and Devonshire Holdings, a trust of which Mr. Mauran is a beneficiary ("Holdings"), respectively.  The Common Stock also includes
     489,051, 125,329, 95,014 and 4,590 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred owned by Euro Credit, Devonshire,
     Bed B.V.I. and Holdings, respectively, and 108,254 and 23,264 shares of Common
     Stock issuable upon the conversion of Series C Convertible Preferred owned by
     Euro Credit and Devonshire, respectively.  The  Common Stock also includes
     109,114 and 1,850 shares of Common Stock issuable upon conversion of 7.5%
     Convertible Debentures owned by Mr. Mauran and Devonshire, respectively, and
     22,500 shares of Common Stock issuable upon the exercise of Options owned by
     Mr. Mauran.

                                   3

(13) The Common Stock includes 29,500 shares of Common Stock issuable upon the exercise of Options. The remaining 9,000 shares of Common Stock are owned by Mr. Dooley together with his spouse as joint tenants with right of survivorship.

(14) Represents shares of Common Stock issuable upon the exercise of warrants which were issued to FMG in connection with the Company's acquisition of the principal assets of FMG in May 1996.

(15) Based on a Schedule 13G dated January 28, 2000.  SAFECO Corporation has shared voting and dispositive power over 1,143,350 shares of Common Stock, including
     1,136,700 shares which are owned beneficially by registered investment companies for which SAFECO Corporation's subsidiary, SAFECO Asset Management
     Company, is an advisor.

(16) The Common Stock includes (i) 840,501 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred, (ii) 173,647 shares of Common
     Stock issuable upon the conversion of Series C Convertible Preferred, (iii)
     187,960 shares of Common Stock issuable upon the conversion of the 7.5%
     Convertible Debentures, and (iv) 854,502 shares of Common Stock issuable upon the exercise of Options.

                PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     Six directors are to be elected at the Annual Meeting. The six nominees named below are currently serving as the directors of the Company and have been designated by the Board of Directors (the "Board") as nominees for election as directors, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. The Board does not anticipate that such an event will occur. Each director must be elected by a plurality of the votes cast.

     The names of the nominees and information about them are set forth below.

     E. Scott Beattie, age 41, has served as Chairman of the Board since April 2000, as President and Chief Executive Officer of the Company since March 1998 and as a director of the Company since the Merger. Mr. Beattie served as President and Chief Operating Officer of the Company from April 1997 to March 1998 and as Vice Chairman of the Board and Assistant Secretary of the Company from November 1995 to April 1997. Since the inception of FFI in 1992, Mr. Beattie has been actively involved in the Company's management and development, including the recruitment of members of senior management, brand acquisitions and financings, business strategy development and implementation, customer and supplier relationships and other operating activities.

     Mr. Beattie served as Executive Vice President of Bedford Capital Corporation ("Bedford"), a Toronto, Canada-based merchant banking firm from March 1995 to March 1998 and as a Vice President of Bedford from September 1989 to March 1995. Prior to co-founding Bedford, Mr. Beattie served as a Vice President and Director of Mergers & Acquisitions of Merrill Lynch, Inc., where he specialized in management buyouts and divestitures. Mr. Beattie also was a Manager of Andersen Consulting, specializing in the design and implementation of enterprise resource planning systems. Mr. Beattie is a director of Bedford and Janna Systems Inc., an e-commerce customer relationship management software company.

     Rafael Kravec, age 68, has served as a director of the Company since the Merger and served as Chairman of the Board from April 1997 to April 2000. Mr. Kravec served as Chief Executive Officer of the Company from the date of the Merger in November 1995 until March 1998 and as President and Chief Executive Officer and a director of FFI from its formation in July 1992 until the consummation of the Merger. Mr. Kravec has also served as President and Chief Executive Officer and a director of National Trading since 1981.

     J.W. Nevil Thomas, age 62, has served as Vice Chairman of the Board of the Company since April 1997 and previously served as Chairman of the Board of the Company from the consummation of the Merger until April 1997. Mr. Thomas served as Chairman of the Board of FFI from its formation in July 1992 until the consummation of the Merger. Since 1970, Mr. Thomas has served as President of Nevcorp, a financial and management consulting firm which is controlled by Mr. Thomas. Mr. Thomas is Chairman of the Board of Bedford and a director of Pet Valu, Inc., a pet food retailer.

     Fred Berens, age 57, has served as a director of the Company since the Merger. Mr. Berens served as a director of FFI from its formation in July 1992 until the consummation of the Merger. Mr. Berens has served as Senior

Vice President - Investments of Prudential Securities, Inc., an investment banking firm, since March 1965. Mr. Berens previously served as a director of the Company, when it was known as Suave Shoe Corporation, until December 1994.

     Richard C.W. Mauran, age 66, has served as a director of the Company since the Merger. Mr. Mauran served as a director of FFI from its formation in July 1992 until the consummation of the Merger. Mr. Mauran is a private investor and serves as a director of Bedford, Microbix Biosystems, Inc., a biotechnology company, Pet Valu, Inc., and US Physical Therapy, Inc., which owns and operates physiotherapy centers.

     George Dooley, age 67, has served as a director of the Company since March 1996. Mr. Dooley has served as President and Chief Executive Officer of
(i) Community Television Foundation of South Florida, Inc., a not-for-profit corporation supporting, and a licensee of, public television station WPBT Channel 2, since 1955, (ii) WPBT Communications Foundation, Inc., a not-for-profit corporation supporting public television station WPBT Channel 2, since 1981, and (iii) Comtel, Inc., a company providing television facilities to television producers, since 1981.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE FOR DIRECTOR.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's directors, executive officers, and persons who beneficially own more than 10 percent of the Common Stock to file reports of initial ownership and reports of subsequent changes in ownership with the Securities and Exchange Commission (the "Commission") and to provide copies of these reports to the Company. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended January 31, 2000. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's directors, executive officers and 10 percent or greater beneficial owners of Common Stock made all such filings timely, with the exception of one report reporting one transaction for director J.W. Nevil Thomas, which was inadvertently filed late.

               MEETINGS AND COMMITTEES OF THE BOARD

General

     During the fiscal year ended January 31, 2000, the Board of Directors held four meetings and each director attended at least 75% of the total meetings of the Board and at least 75% of the total meetings of the committees of the Board in which he served. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Messrs. Berens, Dooley and Thomas, none of whom are presently or formerly employees of the Company. The Audit Committee oversees the procedures, scope and results of the annual audit and reviews the services provided by the Company's independent auditors. The Audit Committee met once during the fiscal year ended January 31, 2000.

     The Compensation Committee consists of Messrs. Berens and Dooley. The Compensation Committee administers the Company's stock option plans and determines the compensation of the Company's executive officers. The Compensation Committee met once during the fiscal year ended January 31, 2000.

     The Board does not have a standing nominating committee. The Board performs this function.

                      DIRECTOR COMPENSATION

     Directors who are employees of the Company do not receive any monetary compensation for serving on the Board or any of its committees. Directors who are not employees of the Company (currently Messrs. Thomas, Berens, Dooley and Mauran) receive an annual retainer of $3,000 and a fee of $500 for each meeting of the Board or a committee of the Board attended. The Board also reimburses all directors for all expenses incurred in connection with their activities as directors. Under the terms of the Non-Employee Director Stock Option Plan (the "Directors' Plan"), non-employee directors receive stock options for 7,000 shares of Common Stock upon their initial election to the Board and stock options for 7,500 shares of Common Stock annually upon reelection to the Board at the annual meeting of shareholders. All options granted under the Directors' Plan are exercisable one year from the date of grant. During the fiscal year ended January 31, 2000, upon their reelection to the Board at the annual meeting of shareholders in June 1999, each of Messrs. Thomas, Berens, Dooley and Mauran were granted stock options under the Directors' Plan for 7,500 shares of Common Stock exercisable at $7.00 per share. Directors who are not on the Compensation Committee may also be granted stock options under the 1995 Stock Option Plan (the "1995 Plan"). During the fiscal year ended January 31, 2000, in consideration of his services as President and Chief Executive Officer of the Company, Mr. Beattie was granted options for 100,000 shares of Common Stock under the 1995 Plan, exercisable in thirds at $6.00 per share following 6, 12 and 24 months after the grant date.

                      EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company for the fiscal years ended January 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the fiscal year ended January 31, 2000 whose compensation exceeded $100,000 (the "Named
Executives").

                             SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                            -----------------------------------------------------
                                                                  OTHER ANNUAL
NAME AND                        YEAR       SALARY      BONUS      COMPENSATION
PRINCIPAL POSITION              (1)          ($)      ($)(2)         ($)(3)
------------------------      -------     --------    --------    ------------
E. Scott Beattie              1/31/00      375,000     200,000       3,961
 Chairman, President and      1/31/99      367,790     100,000       3,745
 Chief Executive Officer(5)   1/31/98      257,405     175,000          --

Paul West                     1/31/00      250,000     100,000         269
 Executive Vice               1/31/99      198,948      15,000          --
 President - Sales
 Management and
 Planning (6)

Gretchen Goslin               1/31/00      197,116     100,000         207
 Executive Vice               1/31/99      175,000      80,000          --
 President - Marketing        1/31/98      175,000      88,000          --

William J. Mueller            1/31/00      196,539      80,000       3,945
 Senior Vice President,       1/31/99      170,000      80,000       3,605
 Chief Financial              1/31/98      170,000      88,000       4,585
 Officer and Treasurer

Oscar E. Marina               1/31/00      170,000      75,000         296
 Senior Vice President,       1/31/99      168,077      70,000          --
 General Counsel and          1/31/98      150,000      75,000          --
 Secretary
-------------

(RESTUBBED TABLE FROM ABOVE)
                               LONG-TERM
                               COMPENSATION
                               ------------
                               COMMON STOCK         ALL
                               UNDERLYING           OTHER
NAME AND                       OPTIONS              COMPENSATION
PRINCIPAL POSITION             (#)                  ($)(4)
--------------------           ------------         ------------
E. Scott Beattie                 100,000                3,413
 Chairman, President and         400,000                  204
 Chief Executive Officer(5)        7,500                   --

Paul West                         50,000                2,879
 Executive Vice                       --                1,502
 President - Sales
 Management and
 Planning(6)

Gretchen Goslin                   10,000                2,915
 Executive Vice                   10,000                1,113
 President - Marketing                --                   --

William J. Mueller                10,000                  772
 Senior Vice President,           10,000                  204
 Chief Financial                      --                   --
 Officer and Treasurer

Oscar E. Marina                   10,000                2,869
 Senior Vice President,           10,000                1,332
 General Counsel and              10,000                   --
 Secretary

-------------
(1) The amounts shown for "1/31/00," "1/31/99" and "1/31/98" are for the fiscal years ended January 31, 2000, 1999 and 1998, respectively.

(2) The Company creates an annual bonus pool for members of its management and other key personnel (the "Bonus Pool"). On an annual basis, the Compensation Committee approves the allocation of the Bonus Pool among the members of the Company's management and other key personnel.

(3) During the fiscal year ended January 31, 2000, the Named Executives were reimbursed for the following amounts of taxes incurred as a result of the payment of executive disability insurance premiums: (a) E. Scott
    Beattie - $216; (b) Paul West - $269; (c) Gretchen Goslin - $207; (d)
    William J. Mueller - $288; and (e) Oscar E. Marina - $296. The amounts shown for Messrs. Beattie and Mueller also include $3,745 and $3,657, respectively, which represents the amount reimbursed by the Company for the payment of taxes on the value received by them from a Company-provided automobile. The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits.
    The aggregate amount of such compensation for each Named Executive

                                6

    did not exceed 10% of the total annual salary and bonus of such Named
    Executive and, accordingly, has been omitted from the table as permitted by the rules of the Commission.

(4) Consists of matching payments made by the Company under the Company's
    401(k) Plan, term life insurance premiums and disability insurance premiums paid or reimbursed by the Company, as follows:
                                       401(k)        Life        Disability
                             Year     Match($)   Insurance($)   Insurance($)
                            -------   --------   ------------   ------------
       E. Scott Beattie     1/31/00     2,889        131            393
                            1/31/99        --         28            176
                            1/31/98        --         --             --

       Paul West            1/31/00     2,400         94            385
                            1/31/99     1,298         28            176

       Gretchen Goslin      1/31/00     2,429         97            389
                            1/31/99       909         28            176
                            1/31/98        --         --             --

       William J. Mueller   1/31/00       286         97            389
                            1/31/99        --         28            176
                            1/31/98        --         --             --

       Oscar E. Marina      1/31/00     2,400         89            380
                            1/31/99     1,128         28            176
                            1/31/98        --         --             --

(5) Mr. Beattie was appointed to the position of President and Chief
    Executive Officer of the Company in March 1998. Mr. Beattie was appointed to the position of President of the Company in April 1997.
    Salary for 1/31/98 represents $71,155 in salary paid to Mr. Beattie following his becoming an employee of the Company in September 1997, and $186,250 in consulting fees paid to ESB under the terms of certain consulting or monitoring agreements pursuant to which ESB, through Mr.
    Beattie, provided financial advisory and management services to the Company. All consulting and monitoring agreements between the Company and ESB were terminated during the fiscal year ended January 31, 1998.

(6) Mr. West was appointed an executive officer of the Company as its Senior
    Vice President Sales Management and Planning in March 1999. Mr. West joined in the Company in April 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding Options granted during the fiscal year ended January 31, 2000 by the Company to the Named
Executives:

                                                                         POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED ANNUAL
                   COMMON                        EXERCISE                RATES OF STOCK PRICE
                   STOCK       PERCENT OF TOTAL  OR                      APPRECIATION FOR OPTION
                   UNDERLYING  OPTIONS GRANTED   BASE                    TERM (1)
                   OPTIONS     TO EMPLOYEES      PRICE      EXPIRATION   -----------------------
NAME               GRANTED     IN FISCAL YEAR    ($/SH)(2)  DATE            5%($)      10%($)
------------------ ----------  ----------------  ---------  ----------   ----------  ----------
E. Scott Beattie.   100,000        42.6%           6.00      3/3/09        377,337     956,245
Paul West . . . .    50,000        21.3%           6.00      3/3/04         82,884     183,153
Gretchen Goslin .    10,000         4.2%           6.00      3/3/04         16,577      36,631
William J. Mueller   10,000         4.2%           6.00      3/3/04         16,577      36,631
Oscar E. Marina .    10,000         4.2%           6.00      3/3/04         16,577      36,631
------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective Options if exercised at the end of the option term.  These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective Options were granted to their expiration dates. Hypothetical gains are calculated based on

                                        7

    rules promulgated by the Commission and do not represent an estimate by the Company of its future stock price growth. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on Option exercises and Common
    Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock.  There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named
    Executives.

(2) The exercise price for the Options granted was based upon the market price of the Common
    Stock on the date of grant.

AGGREGATED FISCAL YEAR END OPTION VALUE TABLE

     The following table sets forth certain information concerning Options exercised by the Named Executives during the fiscal year ended January 31, 2000 and unexercised Options held by the Named Executives at January 31, 2000.

                                            Number of Shares
                                            of Common Stock            Value of Unexercised
                     Shares                 Underlying Unexercised     In-the-Money Options at
                     Acquired on  Value     Options at                 January 31, 2000
                     Exercise     Realized  January 31, 2000           ($)(2)
Name                 (#)          ($)(1)    Exercisable Unexercisable  Exercisable Unexercisable
-------------------- -----------  --------  ----------- -------------  ----------- -------------
E. Scott Beattie . .  53,400      132,485     590,834      66,666        79,167        33,333
Paul West. . . . . .      --           --      16,667      33,333         8,334        16,667
Gretchen Goslin. . .  27,293(1)   184,228      20,001       9,999         1,667         3,333
William J. Mueller .  27,293(1)   184,228      20,001       9,999         1,667         3,333
Oscar E. Marina. . .      --           --      40,001       9,999        26,667         3,333
----------------
(1) Value is based on the difference between the Option exercise price and the fair market value per share of Common Stock on the date of exercise multiplied by the number of shares underlying the Option.  Shares acquired for Ms. Goslin and Mr. Mueller reflect the shares received following a cashless exercise of their Options for 53,400 shares of Common Stock.

(2) Value is based on the difference between the Option exercise price and the fair market value per share of Common Stock on January 31, 2000 multiplied by the number of shares underlying the Option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fred Berens served as a member of the Compensation Committee of the Board for the fiscal year ended January 31, 2000. Mr. Berens owns $546,000 principal amount of the Company's 7.5% Convertible Debentures. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee submits the following report for fiscal 2000:

     The function of the Compensation Committee is to determine the compensation of the Company's senior management and other key personnel who have contributed to the performance of the Company, including bonuses, and to administer the Company's 1995 Stock Option Plan. The Company's executive compensation program consists of three primary components: base salaries, bonuses and grants of stock options. In the past, certain members of management have also received Company vehicles or car allowances. Bonuses for senior management and other key personnel are allocated from the Company's Bonus Pool. The Compensation Committee may also, in its discretion, supplement monetary compensation with incentive compensation in the form of the grant of stock options under the 1995 Plan. All of the components of executive compensation are designed to facilitate fulfillment of the compensation objectives of the Board of Directors and the Compensation Committee, which objectives include: (i) providing market competitive compensation to attract and retain key management personnel; (ii) relating management compensation to the achievement of Company goals and the Company's performance; and (iii) aligning the interests of management with those of the Company's shareholders.

      The determination of the total compensation package for the Company's senior management and other key personnel of the Company was made after reviewing and considering a number of factors, including Company performance, achievement of Company goals and the individual's contribution to the achievement of Company goals, job responsibility, level of individual performance, compensation levels at competitive companies, as well as companies of similar size to the Company, and the Company's historical compensation levels. Following the completion of the fiscal year, the Compensation Committee met with the President and Chief Executive Officer to review his recommendations with respect to the compensation package for members of senior management and other key personnel of the Company. The Compensation Committee then determined the allocation of bonuses from the Bonus Pool and the grant of stock options. Other than the Bonus Pool, which is specifically tied to Company performance, the compensation decisions for fiscal 2000 were based upon an overall review of all of the relevant factors without giving specific weight to any one factor.

      In its allocation of the Bonus Pool and the decision on the individuals who should receive, and the amounts of, stock option grants for fiscal 2000 performance, the Compensation Committee considered additional factors, including, (i) that, commensurate with the Company's growth in sales, profitability and operations, a greater number of management personnel and key employees made significant contributions to the Company in fiscal 2000, (ii) the contributions of certain key executives whose monetary compensation had not been adjusted for some time, and (iii) the form of incentive compensation most appropriate for a specific individual. Based on all of these factors, the Compensation Committee allocated the Bonus Pool and granted stock options to a greater number of individuals than in past years. For fiscal 2000 performance, the Compensation Committee granted options for a total of 590,000 shares of Common Stock, including 375,000 to the Named Executives. The period for full vesting of these option grants was extended from two to three years. The Compensation Committee's stock option grants reflected in the Summary Compensation Table for the Named Executives for the fiscal year ended January 31, 2000 were granted in March 1999 and were based primarily on fiscal 1999 performance.

      The compensation of the Company's President and Chief Executive Officer was determined based on the above-described factors. Based on his long-term commitment to the Company and significant contributions during fiscal 2000, including, among other things, with respect to the Company's record levels of profitability and continued improvements in supply chain management, sales growth and relationships with its top retailers, the development of relationships with fragrance suppliers, and operational and management initiatives, including the Company's new e-commerce and internet initiatives, the Compensation Committee allocated a bonus of $200,000 and granted a stock option for 150,000 shares of Common Stock to Mr. Beattie in March 2000 exercisable in thirds after each succeeding year from the date of grant.

      At the Compensation Committee meeting held in March 2000, the Compensation Committee also adopted and the Board approved certain changes to the Company's compensation structure for the current fiscal year 2001, including, (i) establishing potential bonus ranges based on the person's job responsibilities, (ii) establishing specific criteria for the determination of bonuses, including, percentages based on Company performance and percentages based on the person's attainment of certain key performance indicators, and
(iii) standardizing the Company's car allowance program. The Compensation Committee also adopted and the Board approved that the aggregate number of shares of Common Stock available for grant as stock options to the managers and key personnel of the Company be equal to 10% of the fully diluted number of shares of Common Stock outstanding. The Compensation Committee believes that these changes will provide both greater incentives for employees to focus on the collective goal of improving Company performance and greater certainty in understanding how to achieve those personal goals which will most benefit the Company. In addition, the Compensation Committee believes that these changes will assist the Company in continuing to attract and retain top managerial talent.

                                    Fred Berens
                                    George Dooley

Performance Graph

NOTE: Prior to the November 1995 Merger, the Company (which was then known as Suave Shoe Corporation) had discontinued its shoe manufacturing and distribution operations. Management of the Company believes that reflecting total return data for the Company relating to the shoe operations prior to the Merger would be of no relevance to its shareholders and potentially misleading. Accordingly, management of the Company has omitted all historical data which does not relate to the Company's fragrance operations following the Merger and has begun the performance graph comparison as of the effective date of the Merger.

The performance graph data set forth below compares the cumulative total returns, including the reinvestment of dividends, of the Common Stock with the companies in The Nasdaq Stock Market (U.S.) Index and with four peer group companies (the "Peer Group"), which include: Allou Health & Beauty Care, Inc.; Jean Philippe Fragrances, Inc.; Parlux Fragrances, Inc.; and Perfumania, Inc. (now known as eCom Ventures, Inc.). The Peer Group consists of companies engaged in fragrance manufacturing, distribution and sales with similar market capitalizations to the Company at the beginning of the comparative period.
The comparison covers a 50-month period from the November 30, 1995 effective date of the Merger in which the Company's operations became the fragrance operations of FFI until January 31, 2000, and is based on an assumed $100 investment on November 30, 1995 in The Nasdaq Stock Market (U.S.) Index, the Peer Group and in the Common Stock. The Common Stock is listed on The Nasdaq National Market under the symbol "FRAG."

[GRAPHIC OMITTED]

                                                Cumulative Total Return
                                   11/95    1/96    1/97    1/98    1/99    1/00
                                   -----    ----    ----    ----    ----    ----
   French Fragrances, Inc.         100      141     168     235     170     139
   Peer Group                      100       99      70      57      90      85
   NASDAQ National Market (U.S.)   100      100     131     155     242     377

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships

      E. Scott Beattie is the Chairman, President and Chief Executive Officer and a director of the Company. Rafael Kravec, a director of the Company, is
the controlling shareholder of National Trading.   Richard C.W. Mauran, a
director of the Company, is the co-trustee of Devonshire. Fred Berens is a director of the Company.

Related Transactions

      At January 31, 2000, the Company had outstanding approximately $4,779,000 aggregate principal amount of 7.5% Convertible Debentures, of which
(i) $2,184,000 aggregate principal amount were owned by Mr. Kravec and National Trading, (ii) $546,000 aggregate principal amount were owned by Mr. Berens, (iii) $798,942 aggregate principal amount were owned by Mr. Mauran and Devonshire, and (iv) $8,374 aggregate principal amount were owned by Mr. Beattie. On February 9, 2000, the Company repurchased the 7.5% Convertible Debentures owned by Mr. Kravec and National Trading for an aggregate purchase price of $2,652,000.

      In August 1998, National Trading sold a facility (the "NTM Facility"), which formerly served as the Company's executive offices, to an unaffiliated third party. The Company had an option to purchase the NTM Facility. As part of the consideration for relinquishing its option to purchase the NTM Facility, National Trading issued to the Company a promissory note in the aggregate principal amount of $300,000. The note is payable upon demand and bears interest at 8.5% per annum. At January 31, 2000, $100,000 principal amount of the note, plus accrued interest of $16,000, was outstanding, which represented the highest amount outstanding during the fiscal year ended January 31, 2000.

      In December 1998, the Company provided loans to E. Scott Beattie, the President and Chief Executive Officer of the Company, in the aggregate principal amount of $500,000 for payment of certain Canadian tax liabilities resulting from his relocation to Florida. The loans accrue interest at 8.5% per annum and mature in August and November 2000. At January 31, 2000, the entire principal amount of $500,000, plus accrued interest of $55,675, was outstanding.


 PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as the independent auditors for the Company for the fiscal year ending January 31, 2001. Deloitte & Touche LLP has been acting as the independent auditors of the Company since February 22, 1996, and served as the independent auditors of FFI, whose fragrance distribution operations became the operations of the Company following the Merger, since FFI's inception in 1992.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

                        SHAREHOLDER PROPOSALS

      Shareholder proposals to be considered for inclusion in the proxy materials of the Company for its 2001 Annual Meeting of Shareholders must be received by the Company by January 6, 2001.

                            OTHER MATTERS

      The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

      The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than the matters described herein and does not intend to bring any other matters before the Annual Meeting. If any other matters should, however, come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    OSCAR E. MARINA
                                    Secretary

Miami, Florida
May 5, 2000.

                 REVOCABLE PROXY - COMMON STOCK
                    FRENCH FRAGRANCES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS
                         June 16, 2000

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Oscar E. Marina and Joel B. Ronkin as proxies each with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of French Fragrances, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Company's executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, on Friday, June 16, 2000 at 10:30 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, as stated on the reverse side.

       THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREIN. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS SET FORTH IN PROPOSAL 2, AND ON OTHER MATTERS PRESENTED FOR A VOTE, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS ACTING UNDER THIS PROXY. IN THE EVENT ANY NOMINEE FOR ELECTION AS A DIRECTOR BECOMES UNAVAILABLE TO SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BALANCE OF THOSE NAMED AND A SUBSTITUTE SELECTED BY THE PERSONS NAMED IN THE PROXY.

       Each shareholder giving a proxy has the power to revoke it any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of French Fragrances, Inc. or by delivery of a later-dated proxy. Attendance at the Annual Meeting without further action will not automatically revoke a proxy.

  [CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE]

[REVERSE SIDE OF CARD]

The Board of Directors recommends a vote FOR    Please mark your votes as indicated in
Items 1, 2 and 3.                               this example [X]


Item 1- ELECTION OF DIRECTORS                   Item 2- RATIFICATION OF APPOINTMENT
                                                        OF DELOITTE & TOUCHE LLP AS THE
   E. Scott Beattie         J.W. Nevil Thomas           INDEPENDENT AUDITORS FOR THE
   Rafael Kravec            Fred Berens                 FISCAL YEAR ENDED JANUARY 31,
   Richard C.W. Mauran      George Dooley               2001

FOR                WITHHOLD AUTHORITY           FOR           AGAINST        ABSTAIN
[ ]                       [ ]                   [ ]             [ ]            [ ]

Instruction: To withhold authority to vote
for any individual nominee, write that
nominee's name in the space provided
below:
__________________________________________
__________________________________________
__________________________________________

Other Business
--------------
In their judgment, the proxies are authorized to vote
upon such other business as may properly come
before the Annual Meeting and any adjournment
or postponement thereof.


Signature: ____________________ Signature: ____________________  Date: _____________

NOTE: Please sign as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.